Exhibit 8.1
                                                             December 22, 2004

Media Century International Limited                DIRECT LINE:      2842 9523
Room 3505-06, 35th Floor,                                E-MAIL:  cltan@cdp.bm
Edinburgh Tower,                                           OUR REF: TCL/176165
The Landmark                                                       YOUR REF:
15 Queen's Road, Central
Hong Kong, SAR

Dear Sirs,

Media Century International Limited (the "Company")

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with the proposed offering by the Company of common shares in the Company (the "Shares"), par value US$0.10 per Share, held by them as described in the draft prospectus (the "Prospectus") contained in the Company's registration statement on Form F-1 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission (the "Securities and Exchange Commission") on or about the date hereof under the United States Securities Act of 1933 (the "Securities Act").

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of British Virgin Islands and is limited to and is given on the basis of the current law and practice in British Virgin Islands.

Our opinions are based upon the understanding that the material facts are as described in the Registration Statement and that the representations made to us are true, correct and complete. In rendering our opinions we have relied upon such documents and such representations without undertaking independently to verify the accuracy and completeness of the matters covered thereby.

On the basis of and subject to the foregoing, the discussion set forth in the Registration Statement under the caption "Taxation" is our opinion, based upon and subject to assumptions, limitations and conditions contained therein or described above.

We hereby consent to the filing of this opinion as an Exhibit 8.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN